Exhibit 10.4

VOTING AGREEMENT

THIS VOTING AGREEMENT (as hereafter amended or supplemented, this “Agreement”) is dated as of [•], 2024 and effective as of the Initial Public Offering (as defined below) (the “Effective Date”), of Loar Holdings Inc., a Delaware corporation (the “Company”), by and between funds advised by Abrams Capital Management, L.P. who are signatories hereto (“Abrams”), GPV Loar LLC (“GPV”), Dirkson Charles (“Mr. Charles”, and Brett Milgrim (“Mr. Milgrim”) (each, individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, in connection with the Company’s proposed Initial Public Offering, the undersigned desire to enter into this Agreement for the purpose of providing for certain rights and obligations of the Parties upon and after the consummation of the Initial Public Offering.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. In addition to the definitions of capitalized terms specified elsewhere in this Agreement, the following capitalized terms as used in this Agreement shall have the meanings set forth

1.1 “Act” means the Securities Act of 1933, as amended.

1.2 “Board” means the Company’s Board of Directors.

1.3 “Common Stock” means, the Common Stock of the Company.

1.4 “Controlled Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, is controlled by such specified Person.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5 “Initial Public Offering” means the Company’s first sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Act.

1.6 “Person” as defined in Sec.2(1) of the Securities Act of 1933.

1.7 “SEC” shall mean the Securities and Exchange Commission.

2. Post-IPO Voting Commitments.

2.1 The parties acknowledge that at the time of the Initial Public Offering, the Board includes Mr. Charles, Mr. Milgrim, four designees of Abrams (the “Abrams designees”) and Paul S. Levy, a designee of GPV (“Mr. Levy”).

2.2 Mr. Charles hereby agrees, and agrees to cause his Controlled Affiliates, to vote all of the shares of Common Stock then owned by him and his Controlled Affiliates at any regular or special meeting of stockholders called for the purpose of the election of directors on the Board, or by written consent for the purpose of the election of directors on the Board, in each case, at which any of Mr. Milgrim, Mr. Levy, or any person identified by Abrams to Mr. Charles as an Abrams designee is standing for election as a director of the Company, in favor of the election of Mr. Milgrim, Mr. Levy and such Abrams designees, respectively, to the Board.

2.3 Mr. Milgrim hereby agrees, and agrees to cause his Controlled Affiliates, to vote all of the shares of Common Stock then owned by him and his Controlled Affiliates at any regular or special meeting of stockholders called for the purpose of the election of directors on the Board, or by written consent for the purpose of the election of directors on the Board, in each case, at which any of Mr. Charles, Mr. Levy, or any person identified by Abrams to Mr. Milgrim as an Abrams designee is standing for election as a director of the Company, in favor of the election of Mr. Charles, Mr. Levy and such Abrams designees, respectively, to the Board.

2.4 Abrams hereby agrees, and agrees to cause its Controlled Affiliates, to vote all of the shares of Common Stock then owned by Abrams and its Controlled Affiliates at any regular or special meeting of stockholders called for the purpose of the election of directors on the Board, or by written consent for the purpose of the election of directors on the Board, in each case, at which any of Mr. Charles, Mr. Milgrim, or Mr. Levy is standing for election as a director of the Company, in favor of the election of Mr. Charles, Mr. Milgrim and Mr. Levy, respectively, to the Board.

2.5 GPV hereby agrees, and agrees to cause its Controlled Affiliates, to vote all of the shares of Common Stock then owned by GPV and its Controlled Affiliates at any regular or special meeting of stockholders called for the purpose of the election of directors on the Board, or by written consent for the purpose of the election of directors on the Board, in each case, at which any of Mr. Charles, Mr. Milgrim, or any person identified by Abrams to GPV as an Abrams designee is standing for election as a director of the Company, in favor of the election of Mr. Charles, Mr. Milgrim, and such Abrams designees, respectively, to the Board.

3. Reporting Commitments

3.1 The Parties acknowledge and agree that, so long as this Agreement is in effect, the Parties hereto (i) may be deemed to be members of a “group” for purposes of Section 13(d) of the Exchange Act (“Section 13(d)”); and (ii) shall disclose the existence of this Agreement in all filings made pursuant to Section 13(d); provided that each Party may expressly disclaim the formation of any such group in any such Section 13(d) filing.

3.2 Each Party agrees that it will promptly (within two (2) business days) inform the other Parties in writing of any acquisition by such Party or any of its Controlled Affiliates of any shares of Common Stock (or securities convertible or exercisable into Common Stock).

4. Termination. This Agreement shall terminate automatically upon the earlier of (a) the tenth (10th) anniversary of the date of this Agreement, and (b) the first date that the aggregate number of shares of Common Stock beneficially owned (within the meaning of Rule 13(d)-3 under the Exchange Act) of either Abrams and its Controlled Affiliates or GPV and its Controlled Affiliates is equal to or less than 10%.

5. Miscellaneous.

5.1 Specific Performance and Injunctive Relief. Each Party hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching Party may be irreparably harmed and may not be made whole by monetary damages, and therefore each Party hereby waives the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate, and such Party shall not offer in any such action or proceeding the claim or defense that such remedy as law exists. Each Party hereto further agrees that all other Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement and to obtain injunctive relief in any action instituted in a court of proper jurisdiction. Each Party hereto agrees that in any action for specific performance or injunctive relief the nonbreaching Party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

5.2 Entire Agreement; Amendments and Waivers. This Agreement constitutes, as of the Effective Date, the entire agreement and understanding of the Parties in respect of the subject matter contained in this Agreement, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to in this Agreement. This Agreement, as of the Effective Date, supersedes all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively, only with the written consent of each of the Parties hereto.

5.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; or (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other address as shall be specified by notice given in accordance with this Section 5.3).

5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

5.5 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties under this Agreement shall be enforceable to the fullest extent permitted by law.

5.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement, nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Party hereto without the prior written consent of the other Party or Parties hereto.

5.7 Defaults. A default by any Party in such party’s compliance with any of the terms or conditions of this Agreement or performance of any of the obligations of such party under this Agreement shall not constitute or excuse a default by any other party.

5.8 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth in this Agreement, to any and all shares of capital stock of the Company which may be issued in respect of, in exchange for, or in substitution of the shares, by reason of a stock dividend, recapitalization, reclassification or the like.

5.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each Party agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

5.11 No Third Party Beneficiaries. This Agreement shall be binding and inure solely to the benefit of each Party, and nothing in this Agreement, expressly or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

By:
Name:	Dirkson Charles
Date:
Email Address:

By:
Name:	Brett Milgrim
Date:
Email Address:

ABRAMS CAPITAL PARTNERS , L.P.

By: Abrams Capital Management, L.P.
Its Investment Manager

By:
Name:
Title:
Date:
Email Address: ops@abramscapital.com

[Insert other sig blocks for the Abrams investors]

GPV LOAR LLC

By:
Name:
Title:
Date:
Email Address: